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                                                                    Exhibit 10.9


                                  FEE AGREEMENT

     FEE AGREEMENT (the "Agreement"), dated as of June 1, 1999, between ANTEON CORPORATION, a Virginia corporation (the "Company") and CAXTON-ISEMAN CAPITAL, INC., a Delaware corporation ("CIC").

     WHEREAS, the Company desires for CIC to provide certain ongoing advisory and management services to the Company, and CIC is willing to provide such services subject to the terms and conditions contained herein.

     WHEREAS, all capitalized terms used in this Agreement but not otherwise defined herein shall have the meaning ascribed to them in the Confidential Offering Circular of the Company, dated May 6, 1999, for its 12% Senior Subordinated Notes Due 2009.

     NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

     1.SERVICES. During the term of this Agreement, CIC shall provide such acquisition and financial advisory services to the Company and its subsidiaries as the Board of Directors of the Company shall reasonably request, including without limitation: providing general business advice, including recommendations as to, and identification of, acquisitions and dispositions of operating entities; structuring and negotiating transactions and recommending positions in or securities of selected entities; identifying, structuring and obtaining bank, institutional and other sources of financing needed or appropriate in connection with any proposed transaction, arranging appropriate introductions and marketing the financing proposals; and supervising the preparation and review of all documents required to complete each transaction.

     2.COMPENSATION. (a) In consideration of the services previously provided and to be provided in accordance with Section 1, the Company shall pay to CIC a management fee of $500,000 annually, commencing on January 1, 1998 and terminating upon the successful completion of the acquisition of Analysis & Technology, Inc., a Connecticut corporation ("A&T") by the Company (the "Acquisition"). Thereafter, the annual management fee shall be $1,000,000. All fees shall be pro-rated for partial years.

     (b) Immediately upon the successful completion of the Acquisition, the Company shall pay to CIC a transaction fee equal to $1,110,000.

     (c) Notwithstanding anything to the contrary in Section 2(a), the management fee payable in any fiscal year shall not exceed the amounts permitted under the Company's Credit Agreement, dated as of the date hereof, with the lenders named therein, Credit Suisse First Boston, as lead arranger and administrative agent,


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Mellon Bank, N.A., as co-arranger, collateral agent and syndication agent, and
Deutsche Bank A.G., as documentation agent (as amended, the "Credit Agreement") or under the Indenture, dated May 11, 1999, governing the Company's 12% Senior Subordinated Notes; provided that on the first day in any fiscal year upon which the full amount payable under Section 2(a) with respect to such fiscal year shall be permitted to be paid, such amount shall be paid, and upon the first day upon which any amount that would have been payable under Section 2(a) with respect to any prior fiscal year except for the provisions of this Section 2(c), such amount shall be paid.

     (d) If the Company is involved in any acquisitions, financings or similar transactions with respect to which CIC provides services, an investment banking fee shall also be paid by the Company to CIC, subject to the agreement of both CIC and the Company. The amounts of all fees referred to in this Section 2(d) are subject to the consent of the Company's lenders under the Credit Agreement referred to in Section 2(c).

     3.REIMBURSEMENT. CIC and its affiliates shall be entitled to reimbursement of all reasonable out-of-pocket expenses (including, without limitation, legal, accounting, consulting and travel fees and expenses) incurred in connection with the performance of this Agreement (other than salary expenses and associated overhead charges), which amounts shall be promptly reimbursed by the Company upon request.

     4.INDEMNITY. (a) None of CIC, any of its Affiliates or any of their respective partners, officers, directors, stockholders, affiliates, agents or employees (each an "Indemnified Party") shall have any liability to the Company for any services provided pursuant to this Agreement, except as may result from such Indemnified Party's gross negligence or willful misconduct.

     (b) The Company hereby agrees to indemnify each Indemnified Party from and against all losses, liabilities, damages, deficiencies, demands, claims, actions, judgments or causes of action, assessments, costs or expenses (including, without limitation, interest, penalties and reasonable fees, expenses and disbursements of attorneys, experts, personnel and consultants reasonably incurred by the Indemnified Party in any action or proceeding between the Company and the Indemnified Party or between the Indemnified Party and any third party, or otherwise) based upon, arising out of or otherwise in respect of this Agreement or any Indemnified Party's equity interest in the Company. To the extent that the foregoing indemnification is not permitted by law, each of the Indemnified Parties and the Company shall be subject and entitled to contribution based upon the relative benefits (not to exceed in any event the amount of fees paid to CIC hereunder) received by each and, if legally required, based upon the relative fault of each of the Indemnified Parties and the Company.

     Section 5. ASSIGNMENT. This Agreement may not be assigned by any party hereto without the written consent of the other party; provided, that the Company


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shall be entitled to assign this Agreement to any Person that is an Affiliate of the Company or that otherwise assumed or is a successor to substantially all of the assets and the liabilities of the Company.

     Section 6. MODIFICATION. This Agreement may not be modified or amended in any manner other than by an instrument in writing signed by both parties hereto, or their respective successors or assigns.

     Section 7. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes any prior agreement or understanding among them with respect to such subject matter.

     Section 8. NOTICES. Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally, sent by facsimile transmission or sent by certified, registered or express mail, postage prepaid and return receipt requested. Any such notice shall be deemed given when so delivered personally or sent by facsimile transmission or, if mailed, five
(5) days after the date of deposit in the United States mails, as follows:

                  (c)      if to CIC, to:

                           Caxton-Iseman Capital, Inc.
                           667 Madison Avenue, 10th Floor
                           New York, NY 10021

                           Attention: Frederick J. Iseman
                           Telephone: (212) 752-1850
                           Facsimile: (212) 832-9450

                           with a copy to:

                           Paul, Weiss, Rifkind, Wharton & Garrison
                           1285 Avenue of the Americas
                           New York, New York 10019

                           Attention: Carl L. Reisner, Esq.
                           Telephone: (212) 373-3017
                           Facsimile: (212) 373-2085



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                  (d)      if to the Company, to:

                           Anteon Corporation
                           3211 Jermantown Road, Suite 700
                           Fairfax, VA 22030

                           Attention:  Joseph Kampf
                           Telephone:  (703) 246-0300
                           Facsimile:  (703) 246-0375


Any party may, by notice given in accordance with this Section to the other parties, designate another address or person for receipt of notices hereunder.

     Section 9. GOVERNING LAW; SUBMISSION TO JURISDICTION. All questions concerning the construction, validity and interpretation of this Agreement will be governed by and construed in accordance with the internal law (and not the law of conflicts) of the State of New York.

     Section 10. TERMINATION. This Agreement may be terminated by CIC or the Company at any time by written notice from one to the other. The provisions of
Section 4 and the obligations of the Company under Sections 2 (including rights to future payment in accordance with Section 2(c)) and 3 with respect to any compensation or reimbursement for expenses shall survive any termination of this Agreement.


















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     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first written above.

                                      ANTEON CORPORATION

                                      By: /s/ Carlton Crenshaw
                                          -----------------------------------
                                          Name: Carlton Crenshaw
                                          Title: Senior Vice President, Chief
                                                  Financial and Administrative
                                                  Officer


                                      CAXTON-ISEMAN CAPITAL, INC.


                                      By: /s/ Frederick J. Iseman
                                          -----------------------------------
                                          Name: Frederick J. Iseman
                                          Title: Chairman












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